Exhibit 10.9

Loan Agreement

Borrower: Heilongjiang TYALS Co., Ltd

Domicile (Address): Zhanqiandong Street no. 1, High-Tech Development Zone CI-35 of Daqing

Legal representative: Wang Yuhu

Lender: Daqing High-tech Venture Investment Company of Development Zone

Domicile (Address): Shichang Street no.22, High-Tech Development Zone of Daqing

Legal representative: Huang Yongliang

Through equal consultation, the borrower and the lender have reached an agreement under the relevant laws and regulations of the People’s Republic of China and other relevant regulations on the matter that the lender extends loan to the borrower, and hereby sign this contract.

Article 1    Amount of Loan

1.1	The currency of the loan: Renminbi(RMB)
1.2	(Capital Amount): RMB 4Million, the actual owned amount shall prevail by the accounting vouchers of the Lender
1.3	Period of Loan: A year and Four Months from May 15th, 2006 to September 30th , 2007
1.4	The loan only must be used to working capital and pay back the bank loans and may not be misappropriated for any other purpose.

Article 2    Occupancy costs of funds

2.1 The formula of the Occupancy costs of funds:

According to the yearly repayment agreement, the formula is:

The occupancy costs of funds before September 30th, 2007 is equal to 0.5%*16/12*4 million, also RMB 26,700.

2.2 Under this contract the borrower shall paid off the Occupancy of funds when the money released.

Article 3    Special ways of repayment

3.1 The borrower promises that first pay off the amount of Daqing High-tech Venture Investment Company of Development Zone through other ways to receive any money.

3.2 The borrower promises that within the validity period of the legal proceedings, the lender have the right to deal with any property of the borrower for repaying the amount if unpaid.

Article 4    Loan Repayment

4.1	Under the contract, the loan principal should be paid on Sept. 30, 2007.
4.2	The Borrower shall pay the principal of the loan in full and/or on time under this contract.

Article 5    Guarantee

5.1	The Borrower admits and complies with the Lender's business systems and operating practices and operational procedures for under this contract.

Article 6    Events of default

6.1	Any of the following circumstances will constitute an event of default as referred to in this Article:
(1)	The Borrower appropriated the loan;
(2)	The loan is used for any other purpose rather than that as agreed by the two parties.
(3)	The Borrower fell into arrears with principal;
(4)	The Borrower committed any act against laws;
(5)	The legal representative of the Borrower or the key management personnel contravened criminal law.
6.2	In case of breach of the agreement by the Borrower, the Lender is entitled to take the following actions:
	(1)	To declare the principal of the loan under the Contract to be due in advance and require the Borrower to immediately repay such principal;
(2)	Take any other remedies as provided for by laws and regulations.

Article 7    Liabilities for breach

7.1	In the event that the Borrower fails to repay the principal of the loan in full and/or on time or there is any event of default, the Lender may require the Borrower to pay a sum of penalty at the rate of 0.04% on a daily basis.
7.2	As the breach of the agreement by the Borrower causes the Lender's losses, the lender has the right to require the borrower to return the loan principal, other losses and all the expenses of the Lender (including legal cost, attorney’s fees and other actual costs) and these expenses are all undertaken by the Borrower.

Article 8    Miscellaneous clause

8.1	Any dispute arising out of the Contract shall be subject to the jurisdiction of the the People’s Court of the Lender's location.
8.2	The Pledge Contract referred to herein and the documents and data confirmed by the two parties shall constitute an integral part of the Contract.
8.3	This Contract enters into force since being signed by legal representative of both parties or sealed by both parties.
8.4	The Contract shall be executed in quintuplicate. Each party hold one copy respectively, including the House Property Management Center in Daqing, the Industrial and Commercial Administration Bureau-shall in Daqing and the Land Bureau in Daqing. Many copies are for future reference.

Lender (Seal)	Borrower (Seal)

Legal Representative:	Legal Representative:
(Signature/seal)	(Signature/seal)

Signation:	Signation: